UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2005

PanAmSat Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32456	20-1728720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Westport Road Wilton, Connecticut	06897
(Address of principal executive offices)	(Zip Code)

(203) 210-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 8, 2005 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Board”) of PanAmSat Holding Corporation (the “Company”), by unanimous written consent, entered into a Restricted Stock Grant Agreement (the “Agreement”) between the Company and each of its non-employee directors. Pursuant to the terms of the Agreement, each of the Company’s non-employee directors were awarded $35,000 in annual grants of restricted common stock of the Company, par value $0.01 per share (the “Restricted Stock Grants”).  The Restricted Stock Grants were issued under the Company’s Second Amended and Restated 2004 Stock Option Plan for Key Employees (the “Plan”), and the shares of restricted common stock issued thereunder in connection with the Agreement shall become unconditionally vested on March 22, 2006.  Future Restricted Stock Grants issued as compensation to non-employee directors shall become unconditionally vested on the first anniversary of the applicable grant date. Under the Plan and pursuant to the terms of the Agreement, each non-employee director received approximately 1,747 shares of restricted common stock, the number of which was determined based on the ratio of $35,000 to the price of the Company’s common stock at the close of trading on the New York Stock Exchange on June 7, 2005.

If a non-employee director’s service on the Board is terminated for any reason prior to the vesting date, a pro rata portion of the Restricted Stock Grants will vest based on the ratio that the number of days such individual served on the Board since (and including) the Grant Date bears to the number of days in the vesting term, with the remaining shares of restricted common stock, to the extent then vested, forfeited.  For the initial grant on June 8, 2005, such ratio shall be determined based on the number of days such individual secured on the Board since (and including) March 22, 2005 and 365.  Pursuant to the terms of the Agreement, each of the Company’s non-employee directors will be eligible to receive the Restricted Stock Grants on an annual basis in future years, subject to the aforementioned vesting limitations.

Copies of the Form of Restricted Stock Grant Agreement and the Summary Description of Non-Employee Director Compensation Arrangements are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are hereby incorporated herein by reference. A copy of the Plan was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-121463) and is hereby incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Grant Agreement

10.2	Summary Description of Non-Employee Director Compensation Arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION
Registrant

Date: June 14, 2005	By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Executive Vice President—Corporate
Development, General Counsel and
Secretary